EXHIBIT 10.27
                        RELEASE AND SETTLEMENT AGREEMENT

           This Agreement made this 13th day of January, 1999, effective as of the day of December, 1998, by and between DAVID M. VITKO, both individually and as President of D.V. BACK PRODUCTS, INC. General Partner of BACKSTROKE, LTD. an Ohio Limited Partnership, of 158 North Main Street, Columbiana, Ohio 44408, hereinafter collectively referred to as 'BACK PRODUCTS" or "Back Products" and THG CONSTRUCTION MANAGEMENT, INC., FLEX MARKETING, INC., ERNEST ZAVORAL, and REMON HAYEK; all of whom have various addresses within the State of Ohio, but who for purposes of this Agreement shall collectively be hereinafter referred to as 'FLEX MARKETING" or "FMI", witnesseth:

           Whereas, Back Products has commenced a law suit naming FMI as Defendant(s), being known as Case No. 98 CV 349, Court of Common Pleas, Columbiana County, Ohio, hereinafter the "Suit". The claims raised in the suit include Count One for Fraudulent Inducement, Count Two for Anticipatory Breach of Contract, Count Three for Breach of Contract, and Count Four for Injunctive Relief; and

           Whereas, all of such claims derive from a certain contractual agreement previously entered into between all of the parties, with such Contract being dated March 10, 1997. The subject matter of such contract involved certain patent ownership, licensing, trade mark, manufacturing, and marketing and distribution rights concerning a certain home health care/fitness devise which may be more specifically referred to as a "back massager" and known as "The Backstroke" or "Backstroke"; and

           Whereas, following the filing of the suit by Back Products, hearing was scheduled on Back Product's Motion for Injunctive Relief, with an agreement being reached at the scheduled hearing which resulted in the filing of an Agreed Judgment Entry as to certain matters raised in the request for injunctive relief; and

           Whereas, these parties desire to settle the suit and buy their peace in a manner which would not constitute an admission of liability, culpability or responsibility on the part of either Back Products or FMI; and

           Whereas, these parties agree and understand that any and all actions undertaken by these parties are in full settlement and in satisfaction of any and all claims which have been raised in the Complaint of Back Products as set forth in the suit, as well as those which could be raised by FMI in any Counter Claim filed in the suit or which could possibly be raised in the future, in connection with or arising from or out of the licensing contract, including, but not limited to, all discussions concerning the a licensing contract, whether such discussions occurred prior to or subsequent to the execution of the licensing contract, and also including the relationship between these parties which arose following the execution of the licensing contract.

           NOW  THEREFORE,   in   consideration   of  the  mutual  promises  and
obligations agreed to be undertaken and as are contained herein it is hereby agreed by these parties as follows:

1.         SALE AND TRANSFER OF PATENT RIGHTS.

           1.1 Sale and Transfer of the Patent. David M. VITKO and Back Products shall transfer and convey all of their right title and interest in and to Patent No. 5,352,188 to FMI, subject to the royalty rights of David M. Vitko and Back Products to receive the Royalties as set forth in Paragraph 3, hereof, all as their interests may appear. FMI shall be the exclusive owner of the Patent No. 5,352,188 and possess all rights commonly associated with such status, with regard to Patent No.


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5,352,188,  subject only to the royalty rights of Back Products,  as hereinafter set forth.

           1.2 Enforcement of Rights on Infringement by Third Parties. Should BACK PRODUCTS discover that FMI's right under the Patent is being, or has been, infringed upon, he or it shall communicate the details to FMI, and FMI shall thereupon have the right, but not the obligation, to take whatever action it deems necessary, including the filing of lawsuits, to protect the rights of the parties to the Agreement and to terminate such infringement. BACK PRODUCTS shall cooperate with FMI if FMI takes any such action, but all expenses of FMI shall be borne by FMI, if FMI recovers any damages or compensation for any action it takes hereunder, FMI shall retain 100% of such damages. If FMI does not wish to take any action hereunder, BACK PRODUCTS shall also have the right, but not the obligation, to take any such action, in which case FMI shall cooperate with BACK PRODUCTS, but all of BACK PRODUCTS' expenses shall be borne by BACK PRODUCTS. BACK PRODUCTS shall receive 75% of any damages or compensation it recovers for any such infringement and shall pay 25% of such damages or compensation to FMI, after deducting its costs, including attorney fees.

           1.3 Assignment by FMI. The rights of FMI under this Agreement shall be freely assignable or otherwise transferrable, in whole or in part, by FMI, and shall vest FMI'S assigns or transferees with the same rights and obligations as were held by FMI; provided, however, that any assignee of the Patent shall be bound by the terms of this Agreement.

2.         CONSIDERATION FOR TRANSFER OF THE BACKSTROKE

           2.1 National City Bank Debt. As consideration for its purchase of the Patent, FMI agrees to pay in full the debt owed by Back Products to National City Bank, up to an including the current balance owed, not to exceed the amount of $265,754.00 (the "NCB Note"). If in the event FMI fails to make full payment on the NCB Note on or before January 31, 1999, then FMI shall make all monthly payments of principal and interest on the NCB Note which shall hereafter become due and owing on such debt. Said promise to pay the NCB Note shall be secured by a mechanism acceptable to NCB, but limited in value to $265,754.00.

           2.2 Cash Payments. In addition to the foregoing, FMI shall pay directly to David M. Vitko calendar year 1998 payment on the NCB Note, not to exceed the total sum of Twelve Thousand Five Hundred Ninety-One and 15/100 Dollars ($12,591.15) ("cash payment").

3.         ROYALTIES.

           3.1 Primary Royalty. Back Products shall receive a royalty of 3% based upon the "net factory sales price" of the Backstroke Back Massager payable for the life of the product, defined as the time period during which sales of the Backstroke Back Massager are taking place, in any location and upon any terms. The term "not factory sales price" shall be defined as the gross selling price of the Backstroke Back Massager, or the U.S. Importer's gross selling price, if this product is being manufactured abroad, less usual trade discounts actually allowed, but not including advertising allowances or fees or commissions paid to employees or agents of FMI. The net factory sales price shall not include 1) packaging costs, 2) import and export taxes, excise and other sales taxes, and customs duties, and 3) costs of insurance and transportation, is separately billed from the place of manufacture if in the U.S., or from the place of importation if manufactured abroad, to customer's premises or next point of distribution or sale. Bona Fide returns may, of course, be deducted from the units shipped in computing the royalty payable after such returns are made. This right to royalties granted to Back Products shall be binding upon any and all successors in interest to or assigns of FMI; and shall follow the patent, (follow the ownership of or licensing rights with regard to the patent), such patent bearing Patent No. 5,352,188.


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           3.2 Up-Sell Rights. Back Products shall receive a royalty of 2% based upon the sale of all "up-sell" and "back-end" items ("item") marketed by FMI, unless otherwise agreed to by the parties in a writing executed in a manner consistent with paragraph 5.5 hereof, based upon the "net factory sales price" of the item. The term "net factory sales price" shall be defined as the gross selling price of the item, or the U.S. Importer's gross selling price, if the item is being manufactured abroad, less usual trade discounts actually allowed, but not including advertising allowances or fees or commissions paid to employees or agents of FMI. The net factory sales price shall not include 1) packaging costs, 2) import and export taxes, excise and other sales taxes, and customs duties, and 3) costs of insurance and transportation, if separately billed from the place of manufacture if in the U.S., or from the place of importation if manufactured abroad, to customer's premises or next point of distribution or sale.

           3.3 Payment Dates. All royalty payments to be made by FMI or its successors or assigns, shall be paid quarterly, with the actual payments being due and payable on fifteenth day of the second month of the next succeeding quarter immediately following the end of the preceding quarter.

           3.4 Late Payments. Any payments due from FMI, which is not timely paid (as set forth in sub-paragraph 3.3 hereof), shall bear interest at an annual percentage rate of 7%, compounded monthly, until such payment has been made in full.

4. FMI's Right of First Refusal to Related Products. In the event that David M. Vitko, the developer of the Backstroke, shall, in the future, introduce any new products for which a new or additional patent has been obtained, or for which an application for a new or additional patent is to be filed and which new or additional patent is or will be owned by David M. Vitko and which patent or patent application shall be directly or indirectly related to the Backstroke, then FMI shall be afforded the first right of refusal with regard to such patent or patent application, as follows:

           4.1  Procedure  for  Notice  and  Exercise  of  FMI's  Right of First
Refusal. Back Product's grant of right of first refusal to FMI shall provide that FMI shall possess a period of sixty (60) days, commencing upon its actual receipt of a written notification from David M. Vitko with regard to the new patent, or application therefor, to complete any marketing survey or due diligence study of FMI's choosing (the "due diligence period"). In the event that on or before the sixtieth (60th) day of such due diligence period, FMI shall notify David M. Vitko, in writing, of its decision to purchase or license certain rights involving such patent, which may include licensing and/or ownership, upon terms mutually agreeable to FMI and Back Products then Back Products shall, upon payment of the sums then agreed upon by FMI, immediately transfer such rights, as have been agreed upon, to FMI through an appropriate Agreement to be prepared, at the sole expense of FMI.

           If, at any time, on or before the 60th day of the due diligence period provided for herein, Back Products shall receive any bonafide offer from an third party unrelated to Back Products for the purchase or license of any new patented product (the "competing offer"), then Back products shall, within 72 hours, provide FMI with a copy of said competing offer, for its review and consideration, and the presentment of any such competing offer shall, upon receipt of same by FMI, afford FMI to declare and begin a new due diligence period, as defined above. Upon the completion of its due diligence, FMI shall then be afforded the opportunity to match the terms of the competing offer. If in the event, however, that FMI shall not match such competing offer or elect not to make any offer to purchase such patent rights as are being offered; then upon the expiration of the 60th day of the due diligence period, Back products shall be free to sell such patent rights to offering party at the price which was presented to FMI by that third party.

           4.2 Cooperation with FMI. David M. VITKO shall make himself available to FMI, its successors and/or assigns, upon reasonable notice, for purposes of providing FMI with information concerning communication which may have occurred with other persons who are not a party to the suit.

In addition, if subpoenaed, David M. VITKO agrees to appear for purposes of providing testimony, either by way of deposition or otherwise, in any legal proceedings which may hereafter be filed; all in connection with or arising from claims relating to the Backstroke Back Massager.

           4.3 Indemnification of David M. Vitko. FMI shall represent, defend and indemnify Back Products in the event that any law suit shall be filed against any of them in connection with or arising out of this agreement to cooperate with FMI, as set forth in the preceding paragraph. To the extent feasible, FMI shall name David M. Vitko as an additional insured on FMI's product liability policy.

           4.4       Back Products Covenant Not to Compete.

           4.4.1 Representations and Warranties. David M. Vitko,for himself and for D.V. Back Products, Ltd., represents and warrants that no assignment, license or other transfer or conveyance of any property rights to the Backstroke Back Massager, or rights to use or sell the Backstroke Back Massager, have been granted or issued to any third parties, except that certain transfer and conveyance to FMI, and/or its shareholders as set forth in that certain document executed by Back Products and FMI and/or its shareholders, dated March 10, 1997, a copy of which is attached hereto as Exhibit "B".

           David M. Vitko, for himself and for D.V. Back Products, Ltd. further represents and warrants that it has not licensed the Backstroke Back Massager to any third party, the right to market the Backstroke Back Massager in any country outside the territorial limits of the United States of America.

           FMI represents and warrants that, to the best of their knowledge, Exhibit A, attached hereto, is intended to and believes that it will be an exhibit to the agreement between FMI and the ISSUER as identified therein.

          4.4.2 Non-Competition. Notwithstanding any provision of this Agreement to the contrary, Back Products represents and warrants that it, or they, as the case may be, shall not and will not compete, directly or indirectly, with FMI in the marketing of the Backstroke, or any other such device which provides for back massage, for a period of seven (7) years anywhere in the world. It is further agreed by Back Products that the duration of time and the geographical limits of this covenant are necessary and reasonable to effect the intent of the parties to this Agreement. To that end, Back Products expressly waives any and all claims and challenges, which they may now have or in the future possess, of or to the reasonableness of this covenant not to compete.

5.         RELEASE

           5.1 Release by the Parties. In consideration of the foregoing payments which have been agree to be made and the additional consideration agreed to in this Agreement; both Back Products and FMI will forever release and discharge the other, their successors, legal representatives, and assigns from all debts, demands, actions, causes of action, charges, complaints, judgments, suits, contracts, and obligations existing at the time of this agreement, or arising hereafter, in connection with the Backstroke Back Massager and the Contract dated March 10, 1997, but reserving any and all right to enforce the provisions of this Agreement, including the right to seek and obtain injunctive and other equitable relief, notwithstanding, and in addition to, any claim for damages arising out of a parties breach of this Agreement, or any misrepresentations or breach of any warranties set forth in this Agreement.

           5.2 Representation and Assignment of Claims. In making and executing this Agreement, each of the parties hereto represents and warrants as follows:

          1. Back Products has received independent legal advise from its legal counsel, Mark A. Hutson, concerning its respective rights and concerning the advisability of executing this Agreement.

          2. FMI has received independent legal advice from its legal counsel, David F. Aggers, concerning its respective rights and concerning the advisability of executing this Agreement.

          3. Neither party hereto has assigned, transferred or attempted to assign or transfer any claim release herein.

           5.3 Non-Disclosure. Except as may be required by law, neither Back Products nor FMI nor their respective counsel shall disclose to any other person any facts or information relating in any manner to the Suit or the existence of and/or terms of this Agreement except that this matter has been settled.

           5.4 Rectification. In case of any mistake in this Agreement, including any error, ambiguity, illegality, contradiction or omission, this Agreement shall be interpreted as if such mistake were rectified in a manner which implements the intent of the parties as nearly as possible as effects substantial fairness, considering all pertinent circumstances.

           5.5 Entire Agreement. This Agreement constitutes the entire agreement between these parties, and supersedes all prior written and oral agreements between any of the parties hereto. There are no other agreements, whether written or oral, expressed or implied between the parties except as have been set forth herein. Any modification of this Agreement shall be void unless said modification is evidenced in a writing signed by all of the parties hereto.

           5.6 Construction. This Agreement shall be construed according to the laws of the State of Ohio.

           The undersigned have read the foregoing Release and Settlement Agreement and fully understand it.

           Signed, sealed and delivered this 12th day of January, 1999 by such persons who are the duly authorized representatives of the parties to the Suit and who by their signatures intend to bind all of the parties to the Suit.

WITNESSES:                           D.V. BACK PRODUCTS

/s/ Gail E.  Constance               By: /s/ David M.  Vitko
----------------------               -------------------------
/s/Claudia J.  Krill                 DAVID M.  VITKO, President
----------------------

                                     DAVID M.  VITKO

/s/ Gail E.  Constance               By: /s/ David M.  Vitko
-----------------------              -------------------------
/s/Claudia J.  Krill                 DAVID M.  VITKO, Individually
----------------------

                                     FLEX MARKETING, INC.

/s/Sharyn R.  Staffrey               By  /s/ Ernest Zavoral
----------------------               -----------------------------
                                     ERNEST ZAVORAL, President

                                     REMON P.  HAYEK
/s/ Delua H.  Castor                 By   /s/Remon P.  Hayek
---------------------                -----------------------------
/s/ Lisa M.  Avila                   REMON P.  HAYEK, individually
--------------------

                                     ERNEST ZAVORAL
/s/Sharyn R.  Staffrey               By  /s/ Ernest Zavoral
----------------------               -----------------------------
                                     ERNEST ZAVORAL, Individually


                                     THG CONSTRUCTION MANAGEMENT, INC.
//s/ Delua H.  Castor                By   /s/Remon P.  Hayek
-----------------------              ------------------------------
/s/ Lisa M.  Avila                   REMON P.  HAYEK, President
---------------------

STATE OF OHIO       )
                    )SS.
COUNTY OF COLUMBIANA)

           BE IT REMEMBERED, That on the 12th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came David M. VITKO, President of D.V. Back Products, Inc., who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

           IN TESTIMONY WHEREOF, I have hereunto affixed by official signature and affixed my Notary Seal, on the 12th day of January, 1999.

                           /s/ Cheryl A. Bruderly
                            ------------------------
                            NOTARY PUBLIC

           BE IT REMEMBERED, That on the 12th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came David M. VITKO, individually, who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

           IN TESTIMONY WHEREOF, I have hereunto affixed by official signature and affixed my Notary Seal, on the 12th day of January, 1999.

                            /s/ Cheryl A. Bruderly
                            ------------------------
                            NOTARY PUBLIC

STATE OF OHIO       )
                    )ss.
COUNTY OF MAHONING  )

           BE IT REMEMBERED, That on the 19th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came Flex Marketing, Inc., by and through its President, Ernest Zavoral, who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

           IN TESTIMONY WHEREOF, I have hereunto affixed by official signature and affixed my Notary Seal, on the 19th day of January, 1999.

                      /s/Sharyn R.  Staffrey
                      -------------------------
                      NOTARY PUBLIC

STATE OF OHIO       )
                    )ss.
COUNTY OF MAHONING  )

           BE IT REMEMBERED, That on the 13th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came Remon P. Hayek, who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

                                  /s/ Louann Basista
                                 ----------------------
                                  NOTARY PUBLIC



STATE OF OHIO       )
                    )ss.
COUNTY OF MAHONING  )

           BE IT REMEMBERED, That on the 14th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came Ernest Zavoral, who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

                      /s/Sharyn R.  Staffrey
                      -------------------------
                      NOTARY PUBLIC

STATE OF OHIO       )
                    )ss.
COUNTY OF MAHONING  )

           BE IT REMEMBERED, That on the 13th day of January, 1999, and fore me, the subscriber, a Notary Public in and for said county, personally came THG Construction Management, Inc., by and through its president, Remon P. Hayek, who executed the foregoing instrument and acknowledged the signing thereof to be his voluntary act, for the uses and purposes therein mentioned.

           IN TESTIMONY WHEREOF, I have hereunto affixed by official signature and affixed my Notary Seal, on the 19th day of January, 1999.

                                  /s/ Louann Basista
                                 ----------------------
                                  NOTARY PUBLIC

                  ADDITIONAL OBLIGATIONS TO VITKO - EXHIBIT "E"

1. David M. Vitko agrees to settle and dismiss that certain lawsuit filed by Vitko and other against FLEX and other (Case No. 98-CV-349, in the Court of Common Pleas for the County of Columbia, Ohio) for a total settlement amount of $275,000.00 plus interest thereon at the rate of Percent ( %) per annum; such sum shall be payable by FLEX in equal monthly installments in the amount of $
             . foregoing consideration, David M. Vitko agrees to transfer, sell and assign to FLEX ISSUER, or their designees, all right, title and interest in and to Patent No. 5,352,188 (the "Patent") along with the first option to purchase or license any and all patents of David M. Vitko relating to the Backstroke, whether said products or patents are now in existence or are developed in the future by David M. Vitko, subject to certain specified royalty payments otherwise required herein.

2. Vitko agrees to transfer, sell and assign to FLEX, ISSUER, or its designee, all the right, title and interest in and to the Patent, and further agrees to execute any and all documents requested by FLEX or ISSUER to secure any and all claims to ownership of the Patent at any time in the future FLEX or ISSUER may so request.

3. FLEX shall pay royalties on the Patent in the total amount of two percent (3%) to Vitko (the "Royalty"). If after 30 days of receipt of written notification of failure to pay the Royalty, FLEX fails to pay the Royalty, all right, title and interest in and to the Patent shall revert back to Vitko, Hayek and Zavoral, as their interests may then be.

VITKO                                 FLEX


/s/ David M.  Vitko                   /s/ Ernest Zavoral
--------------------                  ----------------------
David M.  Vitko                       Flex Marketing, inc.

                                      By: Ernest Zavoral
                                      Its President

D.V. BACK PRODUCTS, INC.

/s/ David M.  Vitko
-------------------
By: David M.  Vitko
ITS: President



                                    EXHIBIT A